Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the incorporation by reference in the registration statements of Boston Edison Company on Form S-3 (File Nos. 33-36824 and 33-57840) and on Form S-8 (File Nos. 33-00810, 33-7558, 33-38434, 33-48424,
33-48425, 33-59662 and 33-59682) of our report dated January 26, 1995 on our audits of the consolidated financial statements of Boston Edison Company as of December 31, 1994 and 1993 and for each of the three years in the period ended December 31, 1994, which report is included in this Annual Report on Form 10-K.


                                              /s/  Coopers & Lybrand, L.L.P.
                                              ------------------------------
                                                   Coopers & Lybrand, L.L.P.




Boston, Massachusetts
March 28, 1995